Exhibit 10.12

[NAME OF WFOE]

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT (PRC EMPLOYEES)

As a condition of my employment with [NAME OF WFOE] (the “Company” and, together with all of its direct or indirect parent companies, subsidiaries or subsidiaries of its parent companies, collectively referred to as the “Company Group”) and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

(1) Confidential Information.

(a) Company Information. I agree at all times during the term of my employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. I understand that “Confidential Information” means any proprietary or confidential information of the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I became acquainted during the term of my employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances or other business information disclosed to me by or obtained by me from the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

(b) Company Property. I understand that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with my work or using the facilities of the Company Group are property of the Company Group and subject to inspection by the Company Group, at any time. Upon termination of my employment with the Company (or at any other time when requested by the Company), I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and will provide written certification of my compliance with this Agreement. Under no circumstances will I have, following my termination, in my possession any property of the Company Group, or any documents or materials or copies thereof containing any Confidential Information. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

(c) Former Employer Information. I agree that I will not, during my work with the Company, improperly use or disclose any trade secrets of any other person or entity or proprietary information of any former employer or other person or entity with which I have an agreement or duty to keep in confidence such information and that I will not bring onto the premises of the Company Group any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use by the Company Group of such proprietary information or trade secrets improperly used or disclosed by me.

(d) Third Party Information. I recognize that the Company Group has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company Group’s agreement with such third party.

(2) Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company which belong to me, which relate to the Company Group’s proposed or current business, products or research and development, and which are not assigned to any member of the Company Group hereunder (collectively referred to as “Prior Inventions”); or, if no such list is attached, I represent that there are no such Prior Inventions. I agree that I will not incorporate any Prior Inventions into any products, processes or machines of the Company Group; provided, however, that if in the course of my employment with the Company, I incorporate into a product, process or machine of the Company Group a Prior Invention owned by me or in which I have an interest, I represent that I have all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, each member of the Company Group is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use, sublicensing, modification, transfer, or sale by the Company Group of such a Prior Invention.

(b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, designs, original works of authorship, processes, formulas, computer software programs, databases, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws in the People’s Republic of China (“PRC”) or anywhere else in the world, which I may solely or jointly conceive or develop or reduce to practice or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (whether or not during business hours) that are either related to the scope of my employment with the Company or make use, in any manner, of the resources of the Company Group (collectively referred to as “Inventions”). I acknowledge that the Company shall be the sole owner of all rights, title and interest in the Inventions created hereunder. In the event the foregoing assignment of Inventions to the Company is ineffective for any reason, each member of the Company Group is hereby granted and shall have a royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Inventions as part of or in connection with any product, process or machine. I also hereby forever waive and agree never to assert any and all rights I may have in or with respect to any Inventions even after termination of my employment with the Company. I further acknowledge that all Inventions created by me (solely or jointly with others), to the extent permitted by applicable law, are “works made for hire” or “inventions made for hire,” as those terms may be defined in the PRC Copyright Law, the PRC Patent Law and the Regulations on Computer Software Protection, respectively, and all titles, rights and interests in or to such Inventions are or shall be vested in the Company.

(c) Remuneration. I agree that the remuneration received by me pursuant to my employment agreement with the Company includes any bonuses or remuneration which I may be entitled to under applicable PRC law for any “works made for hire,” “inventions made for hire” or other Inventions assigned to the Company pursuant to this Agreement.

(d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e) Patent and Copyright Registrations. I agree to assist the Company, or its respective designees, at the expense of the Company, in every proper way to secure the Company’s rights in the Inventions in any and all countries, to further evidence, record and perfect any grant or assignment by me of the Inventions hereunder and to perfect, obtain, maintain, enforce and defend any rights so granted or assigned, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(3) Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company Group is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company without the prior written consent of the Company.

(4) Non-Competition.

(a) I agree that, during the term of my employment with the Company and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, I will not, without the prior written consent of the Company, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate myself with, any business, in competition with or otherwise similar to the business of the Company Group. The foregoing covenant shall cover my activities in every part of the Territory in which I may conduct business during the term of such covenant as set forth above. “Territory” shall mean (i) PRC, (ii) Taiwan, (iii) the United States of America, and (iv) all other countries and territories of the world; provided that, with respect to clauses (iii) and (iv), the Company derives at least ten percent (10%) of its gross revenues from such geographic area prior to the date of the termination of my relationship with the Company.

(b) I acknowledge that I will derive significant value from the Company’s agreement to provide me with that Confidential Information of the Company Group to enable me to optimize the performance of my duties for the Company. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use the Confidential Information of the Company Group other than for the Company Group’s exclusive benefit and my obligation not to compete contained in subsection (a) above, is necessary to protect the Confidential Information of the Company Group and, consequently, to preserve the value and goodwill of the Company Group. I further acknowledge the time, geographic and scope limitations of my obligations under subsection (a) above are reasonable, especially in light of the Company Group’s desire to protect their Confidential Information, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company Group during the period and within the Territory as described above.

(c) The covenants contained in subsection (a) above shall be construed as a series of separate covenants, one for each province, city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (a) above. If, in any arbitration proceeding, the arbitration panel refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (a) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

(d) I further agree that if the Company chooses to enforce the covenants set forth in this Section 4 for the twelve (12) month period immediately following the termination of my relationship with the Company, I will be compensated by the Company in the total amount equal to the greater of (i) one month’s salary or (ii) the minimum amount of compensation required by applicable law (hereinafter referred to as the “Compensation”) upon the termination of my relationship with the Company for complying with such covenants that I make in this Section 4. The Compensation will be paid by four installments, of which the first installment equal to 1/4 of the total amount of the Compensation will be paid within three months after the relationship is terminated and each of the other three installments equal to 1/4 of the total amount of the Compensation will be paid per three months thereafter.

(5) Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

(6) Non-Solicitation. I agree that, during the term of my employment with the Company and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any employees of the Company Group to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company Group and/or any suppliers, customers or consultants of the Company Group, either for myself or for any other person or entity.

(7) Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

(8) Arbitration.

(a) Arbitration. I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SUBMITTED TO THE CHINA INTERNATIONAL ECONOMIC AND TRADE ARBITRATION COMMISSION (“CIETAC”) FOR ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN BEIJING IN ACCORDANCE WITH THE THEN APPLICABLE ARBITRATION RULES OF CIETAC. IF PERMITTED BY CIETAC, THERE SHALL BE THREE (3) ARBITRATORS. ONE ARBITRATOR SHALL BE SELECTED BY THE COMPANY; ONE ARBITRATOR SHALL BE SELECTED BY ME; AND THE THIRD ARBITRATOR EITHER SHALL BE ASSIGNED BY CIETAC OR BE MUTUALLY SELECTED BY THE COMPANY AND ME. THE ARBITRATOR(S) MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE ARBITRATION AWARD SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. FOR THE PURPOSES OF ENFORCEMENT, JUDGMENT MAY BE ENTERED ON THE ARBITRATION AWARD IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

(9) General Provisions.

(a) Terms and Conditions of Employment. I acknowledge that the terms and conditions of my employment with the Company are provided for in a separate employment agreement between me and the Company and no provision of this Agreement shall be construed as conferring upon me a right to be an employee of the Company.

(b) Governing Law. This Agreement will be governed by the laws of the PRC.

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(d) Waiver and Severability. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(e) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company Group, its successors, and its assigns. The Company may assign its rights and obligations under this Agreement to a third party.

(f) Language. This Agreement may be written in the Chinese language and in the English language. In the event there is any conflict or inconsistency between the English version and the Chinese version of this Agreement, the English version shall prevail.

(g) Application of this Agreement. I hereby agree that my obligations set forth in Sections 1 and 2 under this Agreement and the definitions of “Confidential Information” and “Inventions” contained therein shall be equally applicable to any work performed by me, and any Confidential Information and Inventions relating thereto, for the Company prior to the execution of this Agreement.

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This Confidential Information and Invention Assignment Agreement is made effective as of the date on which I began my employment with the Company.

Signature

Employee Name (typed or printed)

Date

Signature

Company Representative (typed or printed)

Date

Signature

Witness Name (typed or printed)

Date

SIGNATURE PAGE TO CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT (PRC EMPLOYEES)

EXHIBIT A

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

             No inventions or improvements

             Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT B

[NAME OF WFOE]

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to [NAME OF WFOE] (the “Company”), its subsidiaries, parent companies, affiliates, successors or assigns (together, the “Company Group”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company Group, its affiliates or any of their employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not hire any employees of the Company Group and I will not solicit, induce, recruit or encourage any of the Company Group’s employees to leave their employment.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)